Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CARRIZO OIL & GAS, INC

(Exact name of Registrant as Specified in Its Charter)

Texas	1311	76-0415919
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Dallas Street, Suite 2300

Houston, Texas 77002

(713) 328-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

8.625% Senior Notes due 2018

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Additional Registrants as Specified in Their Respective Charters*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Bandelier Pipeline Holding, LLC	Delaware	27-0629697

Carrizo (Eagle Ford) LLC	Delaware	45-2648836

Carrizo (Marcellus) LLC	Delaware	26-3529055

Carrizo (Marcellus) WV LLC	Delaware	27-3279601

Carrizo Marcellus Holding Inc.	Delaware	26-3528920

Carrizo (Niobrara) LLC	Delaware	45-2648909

CLLR, Inc.	Delaware	20-5154104

Hondo Pipeline, Inc.	Delaware	26-1309563

Mescalero Pipeline, LLC	Delaware	27-0638159

*	The address and telephone number of each additional registrant’s principal executive office is 500 Dallas Street, Suite 2300, Houston, Texas 77002, Telephone (713) 328-1000.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency

  Treasury Department

  Washington, D.C.

  Federal Deposit Insurance Corporation

  Washington, D.C.

  Federal Reserve Bank of San Francisco

  San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None	with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 6th of January, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

EXHIBIT 6

January 6, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,415
Interest-bearing balances		68,507
Securities:
Held-to-maturity securities		0
Available-for-sale securities		172,686
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		859
Securities purchased under agreements to resell		17,996
Loans and lease financing receivables:
Loans and leases held for sale		28,871
Loans and leases, net of unearned income	700,233
LESS: Allowance for loan and lease losses	16,825
Loans and leases, net of unearned income and allowance		683,408
Trading Assets		38,062
Premises and fixed assets (including capitalized leases)		8,098
Other real estate owned		4,769
Investments in unconsolidated subsidiaries and associated companies		518
Direct and indirect investments in real estate ventures		108
Intangible assets
Goodwill		21,171
Other intangible assets		23,005
Other assets		55,781

Total assets		$1,142,254

LIABILITIES
Deposits:
In domestic offices		$797,541
Noninterest-bearing	202,607
Interest-bearing	594,934
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,450
Noninterest-bearing	1,897
Interest-bearing	85,553
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,657
Securities sold under agreements to repurchase		12,477

Dollar Amounts In Millions
Trading liabilities	23,501
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	35,308
Subordinated notes and debentures	18,407
Other liabilities	37,319

Total liabilities	$1,017,660

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,254
Retained earnings	18,795
Accumulated other comprehensive income	4,823
Other equity capital components	0

Total bank equity capital	123,391
Noncontrolling (minority) interests in consolidated subsidiaries	1,203

Total equity capital	124,594

Total liabilities, and equity capital	$1,142,254

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

John Stumpf                                         Directors

Carrie Tolstedt

Avid Modjtabai